FORM OF FIXED RATE NOTE

REGISTERED                                                REGISTERED
No. FXR                                                   U.S. $
                                                          CUSIP:

               Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                 MORGAN STANLEY
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES F

                        STRATEGIC TOTAL RETURN SECURITIES

                              DUE DECEMBER 17, 2009
               EXCHANGEABLE FOR AN AMOUNT PAYABLE IN U.S. DOLLARS
                   BASED ON THE VALUE OF THE CBOE S&P 500 BUYWRITE INDEX



===============================================================================================
ORIGINAL ISSUE           INITIAL REDEMPTION     INTEREST RATE: None     MATURITY DATE:   See
  DATE:                    DATE:  N/A                                   "Maturity Date" below.

-----------------------------------------------------------------------------------------------
INTEREST ACCRUAL         INITIAL REDEMPTION     INTEREST PAYMENT        OPTIONAL REPAYMENT
  DATE:  N/A               PERCENTAGE:  N/A       DATE(S):  N/A           DATE(S):  N/A
-----------------------------------------------------------------------------------------------
SPECIFIED CURRENCY:      ANNUAL REDEMPTION      INTEREST PAYMENT        APPLICABILITY OF
  U.S. dollars             PERCENTAGE             PERIOD: A See           MODIFIED PAYMENT
                           REDUCTION: See "Net    "Exchange Right"        UPON ACCELERATION
                           Entitlement Value      below.                  OR REDEMPTION:
                           Payable at Maturity,                           See "Discontinuance
                           upon Redemption or                             of the BXM Index;
                           upon Exchange" below.                          Successor Index;
                                                                          Alteration of
                                                                          Method of
                                                                          Calculation"
                                                                          below.
 -----------------------------------------------------------------------------------------------
IF SPECIFIED CURRENCY    REDEMPTION NOTICE      APPLICABILITY OF        If yes, state Issue
  OTHER THAN U.S.          PERIOD: See "Issuer    ANNUAL INTEREST         Price: N/A
  DOLLARS, OPTION TO       Redemption Right"      PAYMENTS:  N/A
  ELECT PAYMENT IN         below.
  U.S. DOLLARS: N/A
-----------------------------------------------------------------------------------------------
EXCHANGE RATE AGENT:     TAX REDEMPTION AND     PRICE APPLICABLE        ORIGINAL YIELD TO
  N/A                      PAYMENT OF             UPON OPTIONAL           MATURITY: N/A
                           ADDITIONAL             REPAYMENT: See "Net
                           AMOUNTS: N/A           Entitlement Value
                                                  Payable at Maturity,
                                                  upon Redemption or
                                                  upon Exchange" below.
-----------------------------------------------------------------------------------------------
OTHER PROVISIONS:        IF YES, STATE
  See below.               INITIAL OFFERING
                           DATE: N/A
===============================================================================================


For the purposes of the Strategic Total Return Securities (the "Securities") of Morgan Stanley (the "Issuer"), the tenth paragraph of Section 2.08 of the Senior Indenture, dated as of November 1, 2004 between the Issuer and JPMorgan Chase Bank, N.A. as Trustee shall not apply.

Maturity Date.......................... December 17, 2009

Net  Entitlement  Value Payable at
Maturity,  upon Redemption or upon
Exchange............................... Each Security is exchangeable on the
                                        Maturity Date or any Exchange Date, as
                                        applicable, or redeemable on certain
                                        Exchange Dates, for the Net Entitlement
                                        Value determined on the Maturity
                                        Valuation Date (as defined below) or any Exchange Valuation Date (as defined below), as applicable. The Net Entitlement Value on any Trading Day (as defined below) other than the day we price the Securities for initial sale to the public equals (i) the product of (x) the Initial Net Entitlement Value (as defined below) times (y) the BXM Index Performance (as defined below) as of that Trading Day (ii) minus the Adjustment Amount (as defined below) determined as of such Trading Day.

BXM Index Performance.................. On any Trading Day, the Index Value (as
                                        defined below) on that Trading Day
                                        divided by the Initial Index Value (as
                                        defined below).

Index Value............................ On any Trading Day, the closing value of the BXM Index or any Successor Index (as defined below) on that Trading Day. Under certain circumstances, the Index Value will be based on the alternate calculation of the BXM Index.

Initial Index Value.................... The Index Value on the day we price the
                                        Securities for initial sale to the
                                        public.

Adjustment Amount...................... On any Trading Day, the sum of each of the Monthly Adjustments prior to and
                                        including that Trading Day.

Monthly Adjustment..................... For each month, an amount times the Net
                                        Entitlement Value on the Trading Day
                                        immediately preceding the BXM Index Roll
                                        Date for that month. The Monthly
                                        Adjustment will be applied on the BXM
                                        Index Roll Date for that month. The
                                        Monthly Adjustment will be reduced if
                                        the maximum amount of applicable
                                        brokerage commissions is paid during the term of the Securities.

BXM Index Roll Date.................... The date in each month on which the monthly call option on the S&P 500 Index included in the BXM Index is valued upon expiration, which is generally the third Friday of that month.

Maturity Valuation Date and
Exchange Valuation Date................ For purposes of calculating the Net
                                        Entitlement Value payable on the
                                        Maturity Date, the Maturity Valuation
                                        Date will be the fifth scheduled Trading
                                        Day immediately prior to the Maturity
                                        Date, unless there is a Market
                                        Disruption Event on that date. For
                                        purposes of calculating the Net
                                        Entitlement Value payable on any
                                        Exchange Date, the Exchange Valuation
                                        Date will be the last day of the
                                        relevant Exchange Period, unless there
                                        is a Market Disruption Event on that
                                        date.

                                        If a Market Disruption Event occurs on
                                        the scheduled Maturity Valuation Date or the Exchange Valuation Date, then the Maturity Valuation Date or the Exchange Valuation Date, as the case may be, will be the immediately succeeding Trading Day on which no Market Disruption Event has occurred. Notwithstanding the foregoing, the Maturity Valuation Date will be no later than the second scheduled Trading Day preceding the Maturity Date and the Exchange Valuation Date will be no later than the third Trading Day following the last day of the relevant Exchange Period, as the case may be. If a Market Disruption Event occurs on the date specified in the preceding sentence, then the Index Value for that date will be calculated on that date by the Calculation Agent in accordance with the formula for calculating the value of the BXM Index last in effect prior to the commencement of the Market Disruption Event, using
                                        (x) in respect of the S&P 500 Index, the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) on such Trading Day of each stock most recently comprising the S&P 500 Index; and (y) in respect of the call option included in the BXM Index, the arithmetic average of the last bid and ask prices (or, if trading in call options has been materially suspended or materially limited, its good faith estimate of the arithmetic average of the last bid and ask prices that would have prevailed but for such suspension or limitation) of the call option reported before 4:00 p.m. (New York City time) on that date.


Relevant Exchange...................... The primary U.S. organized exchange or market of trading for any security then
                                        included in the BXM Index, the S&P 500
                                        Index or any Successor Index.

Exchange Right......................... You may, subject to the Minimum Exchange
                                        Amount (as defined below), exchange your Securities on any Trading Day during any Exchange Period for the Net Entitlement Value by instructing your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

                                        o       fill out an Official Notice of
                                                Exchange, attached as Annex A
                                                hereto;

                                        o       deliver your Official Notice of
                                                Exchange to us (which must be
                                                acknowledged by us) on any
                                                Trading Day falling in an
                                                Exchange Period but prior to
                                                12:00 p.m. (New York City time)
                                                on the last Trading Day in that
                                                Exchange Period; and

                                        o       transfer your book-entry
                                                interest in the Securities to
                                                the Trustee on our behalf at or
                                                prior to 10:00 a.m. (New York
                                                City time) on the Exchange Date.

                                        Different brokerage firms may have
                                        different deadlines for accepting
                                        instructions from their customers.
                                        Accordingly, as a beneficial owner of
                                        the Securities, you should consult the
                                        brokerage firm through which you own
                                        your interest for the relevant deadline.
                                        If you give us your Official Notice of
                                        Exchange after 12:00 p.m. (New York City time) on the last Trading Day in that Exchange Period, your notice will not be effective, you will not be able to exchange your Securities until the following Exchange Period and you will need to complete all the required steps if you should wish to exchange your Securities during any subsequent Exchange Period.

                                        Since the Securities will be held only
                                        in book-entry form, only DTC may
                                        exercise the Exchange Right with respect to the Securities. Accordingly, beneficial owners of Securities that desire to have all or any portion of their Securities exchanged must instruct the participant through which they own their interest to direct DTC to exercise the Exchange Right on their behalf by forwarding the Official Notice of Exchange to us as discussed above. In order to ensure that we receive the instructions on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions from their customers. All instructions given to participants from beneficial owners of Securities relating to the right to exchange their Securities will be irrevocable.

                                        In addition, at the time instructions
                                        are given, each beneficial owner must
                                        direct the participant through which it
                                        owns its interest to transfer its
                                        book-entry interest in the related
                                        Securities, on DTC's records, to the
                                        Trustee on our behalf.

                                        We may request that MS & Co. purchase
                                        the Securities you exchange for the Net
                                        Entitlement Value that would otherwise
                                        have been payable by us. MS & Co.'s
                                        agreement to purchase the exchanged
                                        Securities will be without prejudice to
                                        your right to proceed against us upon
                                        any failure of MS & Co. to settle the
                                        purchase when due. Any Securities
                                        purchased by MS & Co. will remain
                                        outstanding.

Minimum Exchange Amount................ In order to exercise your Exchange
                                        Right, you must exchange at least 10,000
                                        Securities, or multiples of 100 in
                                        excess of 10,000. The Minimum Exchange
                                        Amount will not apply so long as a
                                        Credit Exchange Event has occurred and
                                        is continuing.

Exchange Period........................ The first ten calendar days of March,
                                        June, September and December in each
                                        year, beginning in March 2005.

Exchange Date.......................... The fifth Trading Day following the
                                        Exchange Valuation Date.

Issuer Redemption Right ............... Beginning in June 2007, we may redeem the Securities for mandatory exchange in whole, but not in part, on any Exchange Date upon at least 10 but not more than 30 calendar days' notice prior to that Exchange Date to holders of the Securities. If we redeem the Securities, we will pay to the Trustee for delivery to you on the Exchange Date, the Net Entitlement Value determined on the related Exchange Valuation Date.

Trading Day............................ A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, which we refer to as the NYSE, the American Stock Exchange, the Nasdaq National Market, the Chicago Mercantile Exchange and the CBOE and in the over-the-counter market for equity securities in the United States.

Discontinuance of the BXM Index;
Successor Index; Alteration of
Method of                               If the CBOE announces the discontinuance
Calculation..................           or suspension of publication of the BXM
                                        Index and, prior to the roll date
                                        preceding such discontinuance or
                                        suspension (the "Discontinuance Roll
                                        Date"), the CBOE or another entity
                                        publishes a successor or substitute
                                        index that MS & Co., as the Calculation
                                        Agent, determines, in its sole
                                        discretion, to be substantially
                                        identical to the discontinued or
                                        suspended BXM Index (such index being
                                        referred to in this pricing supplement
                                        as a "Successor Index"), then any Index
                                        Value beginning on and subsequent to the Discontinuance Roll Date will be determined by reference to the value of such Successor Index. If the Calculation
                                        Agent is unable to identify a Successor
                                        Index prior to the Discontinuance Roll
                                        Date, then beginning on the
                                        Discontinuance Roll Date, the
                                        Calculation Agent or one of its
                                        affiliates (as selected by the
                                        Calculation Agent) will determine the
                                        Index Value on a daily basis and the
                                        Calculation Agent will undertake to
                                        identify and designate, in its sole
                                        discretion, a Successor Index prior to
                                        the roll date immediately following the
                                        Discontinuance Roll Date (the
                                        "Subsequent Roll Date"). Upon the
                                        designation of such Successor Index by
                                        the Calculation Agent, any Index Value
                                        will be determined by reference to the
                                        value of such Successor Index upon such
                                        designation. If, however, the
                                        Calculation Agent is unable to identify
                                        a Successor Index prior to the fifth
                                        scheduled Trading Day preceding the
                                        Subsequent Roll Date, then the Maturity
                                        Valuation Date will be deemed
                                        accelerated to the Trading Day
                                        immediately prior to the Subsequent Roll
                                        Date, and the Calculation Agent will
                                        determine the Net Entitlement Value on
                                        that date.

                                        If the CBOE discontinues or suspends
                                        publication of the BXM Index without
                                        prior notice, then upon such
                                        discontinuance or suspension the
                                        Calculation Agent or one of its
                                        affiliates will determine the Index
                                        Value on a daily basis and the
                                        Calculation Agent will undertake to
                                        identify and designate, in its sole
                                        discretion, a Successor Index prior to
                                        the roll date following such
                                        discontinuance or suspension. Upon the
                                        designation of such Successor Index by
                                        the Calculation Agent, any Index Value
                                        will be determined by reference to the
                                        value of such Successor Index upon such
                                        designation. If the Calculation Agent is unable to identify a Successor Index prior to the fifth Trading Day preceding the roll date following such discontinuance or suspension, then the Maturity Valuation Date will be deemed accelerated to the Trading Day immediately prior to the roll date following such discontinuance or suspension, and the Calculation Agent will determine the Net Entitlement Value on that date.

                                        In the event that the Calculation Agent
                                        or one of its affiliates is required to
                                        determine the Index Value pursuant to
                                        the preceding two paragraphs, the Index
                                        Value will be computed by the
                                        Calculation Agent or one of its
                                        affiliates in accordance with the
                                        formula for and method of calculating
                                        the BXM Index last in effect prior to
                                        the discontinuance or suspension, using
                                        the closing level (in the case of the
                                        S&P 500 Index) and closing price (in the case of the S&P 500 Index call option) (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the Relevant Exchange on that date of the securities most recently comprising the BXM Index. Notwithstanding these alternative arrangements, discontinuance of the publication of the BXM Index may adversely affect the value of the Securities.

                                        If at any time the method of calculating the BXM Index or a Successor Index, or the value thereof, is changed in a material respect, or if the BXM Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the Calculation Agent, fairly represent the value of the BXM Index or that Successor Index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the Index Value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of an index comparable to the BXM Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the Index Value with reference to the BXM Index or such Successor Index, as adjusted. Accordingly, if the method of calculating the BXM Index or a Successor Index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the BXM Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).

Credit Exchange Event.................. If our senior debt rating is downgraded below A- by Standard & Poor's or below
                                        A3 by Moody's (or below the equivalent
                                        ratings of any successor to Standard &
                                        Poor's or Moody's), a Credit Exchange
                                        Event will occur. So long as a Credit
                                        Exchange Event has occurred and is
                                        continuing, the Minimum Exchange Amount
                                        will not apply. We will instruct the
                                        Trustee to notify you upon the
                                        occurrence of a Credit Exchange Event.

Events of Default...................... Events of default under the Securities will include, among other things,
                                        default in payment of any principal
                                        (i.e., payment of the Net Entitlement
                                        Value at maturity or upon exchange or
                                        redemption) and events of bankruptcy,
                                        insolvency or reorganization with
                                        respect to us. Upon acceleration of the
                                        Securities following the occurrence of
                                        an event of default, holders will be
                                        entitled to receive their Net
                                        Entitlement Value calculated by the
                                        Calculation Agent as of the date of the
                                        acceleration, provided that if prior to
                                        the date of acceleration you have
                                        submitted an Official Notice of Exchange in accordance with your Exchange Right, the amount you will be entitled to receive will equal the Net Entitlement Value calculated as of the Exchange Valuation Date.

Calculation Agent...................... MS & Co.

                                        All calculations with respect to the Net
                                        Entitlement Value will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per Security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of Securities will be rounded to the nearest cent, with one-half cent rounded upward.

                                        The Calculation Agent is solely
                                        responsible for determining the Net
                                        Entitlement Value. All determinations
                                        made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on us and holders of the Securities.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of the Calculation Agent may be adverse to your interests as an investor in the Securities, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the Initial Index Value, any Index Value or whether a Market Disruption Event has occurred.

Market Disruption Event................ "Market Disruption Event" means, (i) the occurrence or existence of a suspension, absence or material limitation of trading of stocks then constituting 20% or more of the value of the S&P 500 Index (or the relevant Successor Index) on the Relevant Exchanges for such securities for the same period of trading longer than two hours or during the one-half hour period preceding the close of the principal trading session on such Relevant Exchange; (ii) a breakdown or failure in the price and trade reporting systems of any Relevant Exchange as a result of which the reported trading prices for stocks then constituting 20% or more of the value of the S&P 500 Index (or the relevant Successor Index) during the last one-half hour preceding the close of the principal trading session on such Relevant Exchange are materially inaccurate; or (iii) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the BXM Index or the S&P 500 Index (or the relevant Successor Index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market. If trading in a security included in the S&P 500 Index or the BXM Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the S&P 500 Index or the BXM Index, as the case may be, shall be based on a comparison of (x) the portion of the value of that index attributable to that security relative to (y) the overall value of that index, in each case immediately before that suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market; (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event; (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; (4) a suspension of trading in futures or options contracts on the BXM Index or the S&P 500 Index by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the BXM Index or the S&P 500 Index and
                                        (5) a "suspension, absence or material
                                        limitation of trading" on any Relevant
                                        Exchange or on the primary market on
                                        which futures or options contracts
                                        related to the BXM Index or the S&P 500
                                        Index are traded will not include any
                                        time when such market is itself closed
                                        for trading under ordinary
                                        circumstances.

United States Federal Income
Taxation............................... The Issuer, by its sale of the
                                        Securities, and the holder of the
                                        Securities (and any successor holder of, or holder of a beneficial interest in, the Securities), by its respective purchase hereof, agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize the Securities as prepaid cash settlement forward contracts with respect to the BXM Index that (i) at the time of issuance of the Securities you pay us an amount equal to $10 per Security in consideration for our obligation to deliver to you at maturity, or upon exchange or redemption a cash amount equal to the Net Entitlement Value based on the applicable Index Value and (ii) at maturity, or upon exchange or redemption we will deliver to you a cash amount equal to the Net Entitlement Value based on the applicable Index Value in full satisfaction of our obligation under the prepaid cash settlement forward contract.

        Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of U.S.$ (UNITED STATES DOLLARS ), on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.


        Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").


        Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

        If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.


        If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.


        If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.


        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

        IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:
                                           MORGAN STANLEY

                                           By:
                                              --------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
    AUTHENTICATION

This is one of the Notes referred
    to in the within-mentioned
    Senior Indenture.

JPMORGAN CHASE BANK, N.A.,
    as Trustee

By:
         ---------------------------
         Authorized Officer

                           FORM OF REVERSE OF SECURITY

        This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series F, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, N.A., as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, N.A. at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

        Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

        If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

        If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment, provided that if this Note is issued with original issue discount, this Note will be repayable on the applicable Optional Repayment Date or Dates at the price(s) specified on the face hereof. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

        Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

        In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

        This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

        This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

        The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

        In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

        The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and
(b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

        If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration or Redemption," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and (iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

        If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption (except that if this Note is subject to "Modified Payment upon Acceleration or Redemption," such redemption price would be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of redemption, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of redemption) (the "Amortized Amount")), if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

        Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

        If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "Additional Amounts") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

               (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder, or such fiduciary, settlor, beneficiary, member or shareholder, being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

               (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

               (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

               (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

               (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

               (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

               (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

               (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

        In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

        The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

        Except as set forth below, if the principal of, premium, if any, or interest on this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

        The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

        All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

        So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes.

        The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

        With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

        No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

        Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary. No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

        This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

        As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual, (ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

        All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                  ABBREVIATIONS

        The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

               TEN COM   -   as tenants in common
               TEN ENT   -   as tenants by the entireties
               JT TEN    -   as joint tenants with right of survivorship and not
                             as tenants in common

UNIF GIFT MIN ACT -                         Custodian
                        -------------------             -------------------
                             (Minor)                          (Cust)
Under Uniform Gifts to Minors Act
                                        ---------------------------------
                                                    (State)

Additional abbreviations may also be used though not in the above list.

        FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

Dated:
       --------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                                                                         ANNEX A

                           OFFICIAL NOTICE OF EXCHANGE

Dated:

Morgan Stanley
1585 Broadway
New York, New York 10036

Morgan Stanley & Co. Incorporated, as Calculation Agent
1585 Broadway
New York, New York 10036
Fax No.: (212) 507-5742

Dear Sirs:

        The undersigned holder of the Strategic Total Return Securities due December 17, 2009, exchangeable for a cash amount based on the CBOE's BXM Index of Morgan Stanley (CUSIP No. ) (the "Securities") hereby irrevocably elects to exercise with respect to the number of Securities indicated below, as of the date hereof, the Exchange Right as described in the pricing supplement dated November 22, 2004 (the "Pricing Supplement") to the Prospectus Supplement and Prospectus dated November 10, 2004 related to Registration Statement No. 333-117752. Terms not defined herein have the meanings given to such terms in the Pricing Supplement. Please date and acknowledge receipt of this notice in the place provided below on the date of receipt, and fax a copy to the fax number indicated.

        The undersigned certifies to you that (i) it is, or is duly authorized to act for, the beneficial owner of the principal amount of the Securities indicated below its signature (and attaches evidence of such ownership as provided by the undersigned's position services department or the position services department of the entity through which the undersigned holds its Securities); and (ii) it will cause the Securities to be exchanged to be transferred to the Trustee on the Exchange Date.

                                            Very truly yours,

                                            ------------------------------------

                                            [Name of Holder]

                                            By:
                                               ---------------------------------
                                               [Title]

                                               ---------------------------------
                                               [Tel. No.]

                                               ---------------------------------
                                               [Fax No.]

Number of Securities surrendered for exchange(1):
                                                 ------------------------------
Receipt of the above Official
Notice of Exchange is hereby acknowledged

MORGAN STANLEY, as Issuer
MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By: MORGAN STANLEY & CO. INCORPORATED, as Calculation Agent

By:
   -------------------------------
    Title:

Section 1.01
             ----------------------


Date and time of acknowledgment:
                                ----------------------


--------
1 Minimum 10,000 Securities unless a Credit Exchange Event has occurred and is continuing.